SECURITIES AND EXCHANGE COMMISSION
                  WASHINGTON, D.C.  20549



                         FORM 8-K

                      CURRENT REPORT



          Pursuant to Section 13 or 15(d) of the
              Securities Exchange Act of 1934



  Date of Report (Date of earliest event reported):
  December 16, 1998



               AMERICAN GENERAL CORPORATION
    (Exact name of registrant as specified in charter)


       Texas                   1-7981               74-0483432
  (State or other       (Commission File     (IRS Employer
  jurisdiction of                Number)           Identification
  incorporation)                                          Number)


     2929 Allen Parkway, Houston, Texas         77019
  Address of principal executive offices)     (Zip Code)


   Registrant's telephone number, including area code:
   (713) 522-1111


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               AMERICAN GENERAL CORPORATION



Item 5.     Other Events.

  On December 16, 1998, American General Corporation
("American General ") issued a news release announcing that certain of its life insurance subsidiaries had entered into agreements to resolve market conduct class action lawsuits.
In conjunction with the proposed resolution, which is contingent on court approval, American General will take a non-recurring aftertax charge to net income of approximately $246 million, or $.94 per share, in the fourth quarter of 1998.

  The non-recurring charge covers the cost of policyholder benefits and all other anticipated expenses resulting from the proposed resolution, as well as other administrative and legal costs. The proposed settlements will not have a material impact on the Company's financial condition or business operations.

                         SIGNATURE


       Pursuant to the requirements of the Securities
Exchange Act of 1934, the registrant has duly caused this Report to be signed on its behalf by the undersigned thereunto duly authorized.



                      AMERICAN GENERAL CORPORATION



Dated: December 16, 1998               By: /S/ MARK S. BERG
                                            Mark S. Berg
                                            Executive Vice President
                                            and General Counsel